                                                                Exhibit 99.1


[RGA logo]

                                            For further information, contact
                                            John Hayden
                                            (636) 736-7243


FOR IMMEDIATE RELEASE
---------------------



                 REINSURANCE GROUP OF AMERICA, INCORPORATED
                     ELECTS LAUNER CHAIRMAN OF THE BOARD


         ST. LOUIS, July 23, 2004 - The board of directors of Reinsurance Group of America, Incorporated (NYSE: RGA) elected Leland C. Launer, Jr. chairman of the board, succeeding Stewart G. Nagler who retired from RGA's board, effective today.

         Mr. Launer has been a director of RGA since 2003, and serves as Executive Vice President and Chief Investment Officer of MetLife, Inc., responsible for the company's investment portfolio. He also is a member of MetLife's Executive Group and serves on the boards of several MetLife affiliates.

         MetLife, Inc. beneficially owns approximately 52 percent of RGA's outstanding common shares.

         Reinsurance Group of America, Incorporated, through its subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest providers of life reinsurance in North America. In addition to its U.S. and Canadian operations, Reinsurance Group of America, Incorporated has subsidiary companies, branch offices or representative offices in Australia, Barbados, Hong Kong, India, Ireland, Japan, Mexico, South Africa, South Korea, Spain, Taiwan and the United Kingdom. Worldwide, as of March 31, 2004, the Company had approximately $1.3 trillion of life reinsurance in force, and assets of $12.7 billion.


                                    # # #